Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Suite 1800

Las Vegas, Nevada 89109

We consent to the incorporation by reference in the registration statements of Pinnacle Entertainment, Inc. on Form S-8 of our report dated June 10, 2003, on our audits of the financial statements and supplemental schedules of the Pinnacle Entertainment, Inc. 401(k) Investment Plan as of December 31, 2002 and 2001 and for the year then ended, which report is included in the Annual Report on Form 11-K.

/s/    HOLTHOUSE CARLIN & VAN TRIGT LLP

Holthouse Carlin & Van Trigt LLP

Westlake Village, California

June 10, 2003

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